Exhibit 10.21

CHRYSLER GROUP LLC

2012 LONG-TERM INCENTIVE PLAN

CHRYSLER GROUP LLC 2012 LONG-TERM INCENTIVE PLAN

1. Introduction and Purpose. This Chrysler Group LLC 2012 Long-Term Incentive Plan was adopted by the Compensation and Leadership Development Committee of the board of directors of Chrysler Group LLC on February 23, 2012.

The purpose of the Plan is to set forth principles and rules, which govern the grant of Unit-based awards to eligible top performers and key leaders of the Company (and its Subsidiaries), in order to foster a strong performance culture, to reward the best performers, and to align managements’ and Members’ interests in achieving the Company’s financial objectives. The Company believes that the Plan will also assist in attracting and retaining individuals of outstanding training, experience and ability, and will also ultimately promote the long-term success of the Company.

2. Definitions. The following terms shall have the following meanings:

(a) “Award” means the grant of a right or potential right, as applicable, to a Participant to receive incentive compensation under the Plan. An Award shall be earned and vested only to the extent its terms and conditions are satisfied.

(b) “Award Agreement” means the written agreement between the Company and the Participant that sets forth the applicable terms, conditions, and limitations with respect to a particular Award. Each Award Agreement shall be in such form and shall contain such terms and conditions as determined by the Committee in its sole discretion.

(c) “Board” means the board of directors of the Company, as defined in the Operating Agreement.

(d) “Cause” means the Participant’s (i) willful failure to perform substantially his or her responsibilities to the Company (other than any failure resulting from such Participant’s incapacity due to mental or physical illness or injury or from any permitted leave required by law), (ii) engagement in illegal conduct or in gross misconduct, in either case, that causes financial or reputational harm to the Company or any of its subsidiaries or affiliates, (iii) commission or conviction of, or plea of guilty or nolo contendere to, a felony, or (iv) material breach of the terms of this Plan or any other agreement entered into between the Participant and the Company or any of its subsidiaries or affiliates.

(e) “Change of Control” means an event described in Section 9 hereof.

(f) “Chrysler IPO” shall have the meaning set forth in the Operating Agreement.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference in the Plan to a specific Section of the Code shall include such Section, any valid regulation and other applicable authorities promulgated thereunder, and any comparable provision of any future legislation amending, supplementing, or superseding such Section of the Code.

(h) “Committee” means the Compensation and Leadership Development Committee of the Board.

(i) “Company” means Chrysler Group LLC, a limited liability company, incorporated in and under the laws of the State of Delaware, or any successor thereto.

(j) “Disability” means “disability” within the meaning of the applicable long-term disability program of the Company.

(k) “Member” shall have the meaning set forth in the Operating Agreement.

(l) “Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated June 10, 2009 (as the same may be amended from time to time).

(m) “Parent” means Fiat S.p.A., the Company’s indirect majority stockholder, or any successor thereto that is the Company’s indirect majority stockholder.

(n) “Participant” means (i) an employee of the Company or its Subsidiaries or (ii) a consultant or other individual providing services to the Company and its Subsidiaries, who, in each case (A) has been selected by the Committee (or its delegee) to receive an Award under the Plan and (B) to the extent required by the Committee, has executed an Award Agreement.

(o) “Performance Criteria” means one or more pre-established objective performance goals established by the Committee, which may be based on one or more business criteria, including, but not limited to: operating profit; free cash flow; revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per unit; operating income; pre- or after-tax income; net operating profit after taxes; cumulative modified operating profit; economic value added (or an equivalent metric); ratio of operating earnings to capital spending; cash flow (before or after distributions); cash-flow per unit (before or after distributions); net earnings; net sales; sales growth; unit price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total return; cumulative return on net assets employed; improvement in or attainment of expense levels; market share; and improvement in or attainment of working capital levels or other business criteria. Performance Criteria may (i) be based on one or more business criteria that apply to the Participant, the Company as a whole, any Subsidiary, business unit, division, segment of the Company, the Parent, or any affiliate of the Parent, or any combination thereof, (ii) include or exclude (or be adjusted to include or exclude) extraordinary items, the impact of charges for restructurings, discontinued operations and other unusual and non-recurring items, and the cumulative effects of tax or accounting changes, each determined based on generally accepted accounting principles in the United States of America, as in effect from time to time (“GAAP”), or on a non-GAAP basis (such as International Financial Reporting Standards), and/or (iii) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Committee in its sole discretion.

(p) “Performance Period” means the period during which the Performance Criteria must be attained, as designated by the Committee in its sole discretion.

(q) “Performance Share Unit” means an Award, designated as a unit, providing a Participant with the right to receive a cash payment (subject to Section 5) in an amount determined as a function of a designated number of Units at a date on or after, and subject to, the attainment of Performance Criteria within the Performance Period and the satisfaction of such other terms and conditions, as specified by the Committee in the Award Agreement in accordance with Section 7 hereof.

(r) “Person” means any individual, entity or group, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934, as amended.

(s) “Plan” means the Chrysler Group LLC 2012 Long-Term Incentive Plan, as may be amended from time to time, including any and all component plans and programs established hereunder pursuant to which Awards are granted.

(t) “Restricted Share Unit” means an Award, designated as a unit, providing a Participant with the right to receive a cash payment (subject to Section 5) in an amount determined as a function of a designated number of Units at a date on or after, and subject to, the satisfaction of vesting conditions and such other terms and conditions, as specified by the Committee in the Award Agreement in accordance with Section 6 hereof.

(u) “Resulting Entity” has the meaning set forth in Section 9 hereof.

(v) “Subsidiary” or “Subsidiaries” means any corporation or entity of which the Company owns directly or indirectly, at least 50% of the total voting power or in which it has at least a 50% economic interest, and which is authorized by the Committee to participate in the Plan.

(w) “Unit” means 1/600 of a “Class A Membership Interest” (as defined in the Operating Agreement) on a fully diluted basis and assuming the conversion of outstanding Class B Membership Interests (as defined in the Operating Agreement).

(x) “Value” means the value of one Unit, on any date, as determined by the Committee in the exercise of its reasonable judgment in good faith based upon such methods or procedures as shall be established from time to time by the Committee. In determining the value of the Company, the Company may consult with investment bankers, auditors, valuation experts and other advisors, and shall not incur any liability for any action taken in good faith in reliance on the advice of such advisors.

(y) “Voting Unit” has the meaning set forth in Section 9 hereof.

3. Administration. The Plan will be administered by the Committee.

The Committee shall have the discretionary authority to (i) prescribe, amend and rescind rules and regulations relating to the Plan, (ii) provide for conditions deemed necessary or advisable to protect the interests of the Company and/or its equity security holders, (iii) select those individuals who are eligible to participate in the Plan, (iv) determine the number, type and amount of Awards to be granted to Participants, and the timing of grant and terms and conditions of such Awards (and related Award Agreements), and to change the terms and conditions of Awards at or after grant (subject to the provisions of Section 16 hereof), (v) construe and interpret the Plan and any Awards (and related Award Agreements) granted thereunder, (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, and (vii) make all other determinations which it deems necessary or advisable for the administration of the Plan. The Committee may, at its discretion, accelerate the vesting and/or waive the continuous employment requirement of all or any portion of any Award granted under the Plan, to the extent permitted by Code Section 409A; provided, that any payment in respect of an Award for which vesting has been accelerated and/or the continuous employment requirement has been waived shall be made in a manner and at a time that would not result in any liability to the Participant under Code Section 409A.

The Committee or the Board may delegate its authority or authorize one or more officers of the Company to select individuals to participate in the Plan and to determine the number, type, and amount of Awards to be granted to such Participants and the terms and conditions of such Awards (subject, in each case, to the approval of the Committee). Any reference in the Plan to the Committee shall include such authorized officer or officers. The Committee may consult with legal counsel and other advisors, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall have sole discretion to determine which legal counsel and other advisors to retain.

The determinations and interpretations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and in accordance with the purposes of the Plan, and such determinations and interpretations need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination or interpretation of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members, and any determination or interpretation of the Committee (including any failure to make any determination or interpretation, or take any action) shall be final, binding and conclusive for all purposes on all interested Persons to the maximum extent permitted under applicable law, and shall be given deference in any proceedings with respect thereto.

4. Participants. Participants may consist of any or all directors, officers and employees of, and consultants or other individuals providing services to, the Company and its Subsidiaries. Designation of a Participant in any year shall not require the Committee (or its delegee) to designate that individual to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5. Types of Awards, Payments, and Limitations. Awards under the Plan shall consist of Restricted Share Units and Performance Share Units, each as described below. Prior to a Chrysler IPO, payment of Awards will be in the form of cash. On or after a Chrysler IPO, in the Committee’s sole discretion, payment of Awards will be in the form of cash or shares of the resulting Company’s publicly-traded stock; provided, however, that any settlement of Awards in shares of the Company’s stock shall be subject to Member voting (and any other applicable) requirements of the Operating Agreement. Acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Award.

(a) Awards shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Company’s authority (subject to the provisions of Section 16 hereof) to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award, including, without limitation, the ability to amend such Awards to comply with changes in applicable law. An Award may also be subject to other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including provisions intended to comply with any applicable securities laws and stock exchange requirements, understandings or conditions as to the Participant’s employment, or forfeiture of Awards in the event of termination of employment shortly after vesting, or breach of noncompetition or confidentiality agreements following termination of employment.

(b) The Committee may (but need not) provide that any Awards under the Plan earn distributions. Such distributions may be paid currently or may be credited to a Participant’s Plan account and are subject to the same terms and conditions, including, without limitation, the attainment of Performance Criteria, as the underlying Award. Any crediting of distributions may be subject to such terms and conditions as the Committee may establish.

6. Restricted Share Units. Restricted Share Units may be awarded to Participants under such terms and conditions as shall be established by the Committee. Restricted Share Units shall be subject to vesting conditions and such other terms and conditions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; and

(b) a requirement that the holder forfeit the Restricted Share Units in the event of termination of employment during the period of restriction.

All restrictions shall expire and the Award shall vest at such times as the Committee shall specify.

7. Performance Share Units. Performance Share Units may be awarded to Participants under such terms and conditions as shall be established by the Committee. Performance Share Units shall be subject to the attainment of Performance Criteria during the applicable Performance Period and the satisfaction of such other terms and conditions established by the Committee.

Notwithstanding the satisfaction of any Performance Criteria, the Performance Criteria for the applicable Performance Period and the amount of cash paid in respect of a Performance Share Units Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine.

8. Other Unit-Based Awards. In addition to the incentives described in Sections 6 and 7 hereof, the Committee may grant other Unit-based incentives payable in cash under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate, as specified by the Committee in the Award Agreement.

9. Change of Control. Except as otherwise determined by the Committee at the time of grant of an Award, upon the termination of a Participant’s employment as a result of (i) termination by the Company other than for Cause, (ii) the Participant’s death, or (iii) the Participant’s Disability, in each case within twenty-four months after the occurrence of a Change of Control, all restrictions shall lapse and all other terms and conditions shall be deemed met on Restricted Share Units; all Performance Criteria on Performance Share Units shall be deemed achieved at target levels; all other terms and conditions met on Performance Share Units; and all Restricted Share Units, Performance Share Units and all other Awards shall be paid out in cash as promptly as practicable (but no later than 30 days after such termination of employment, subject to any delay if the calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Company, if and to the extent permitted by Code Section 409A).

For purposes of the Plan, the term “Change of Control” shall mean:

(a)

the acquisition by any individual, entity or group, including any Person, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the combined voting power of the then outstanding capital units of the Company that by its terms may be voted on all matters submitted to unitholders of the Company generally (“Voting Units”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company); (ii) any acquisition by the Company, the Parent, or any entity controlled by the Parent; (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company, the Parent, or any entity controlled by the Parent; or (iv) any acquisition by any entity pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i) and (ii) of subsection (b) below shall be satisfied; and provided further that, for purposes of clause (ii) above, if (A) any Person (other than the Company, the Parent, any entity controlled by the Parent, or any employee benefit plan (or related trust) sponsored or maintained by the Company, the Parent, or any entity controlled by the Parent) shall become the beneficial owner of more than 50% of the Voting Units by reason of an acquisition of Voting Units by the Company, and (B) such Person shall, after such acquisition by the Company, become the beneficial owner of any additional Voting Units and such beneficial ownership is publicly announced, then such additional beneficial ownership shall constitute a Change of Control; or

(b)

the consummation of a reorganization, merger or consolidation of the Company, or the sale, lease, exchange or other transfer of all or at least 50% of the total gross value of all of the assets of the Company (with the total gross value of the total assets of the Company and the assets of the Company being sold, leased, exchanged, or transferred each determined without regard to any liabilities associated with such assets), excluding, however, any such reorganization, merger, consolidation, sale, lease, exchange or other transfer with respect to which, immediately after consummation of such transaction: (i) all or substantially all of the beneficial owners of the Voting Units of the Company outstanding immediately prior to such transaction continue to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the entity resulting from such transaction), more than 50% of the combined voting power of the voting securities of the entity resulting from such transaction (including, without limitation, the Company or an entity which as a result of such transaction owns the Company or all or at least 50% of the total gross value of all of the assets of the Company (as described in herein), directly or indirectly) (the “Resulting Entity”) outstanding immediately after such transaction, in substantially the same proportions relative to each other as their ownership immediately prior to such transaction; and (ii) no Person (other than any Person that beneficially owned, immediately prior to such reorganization, merger, consolidation, sale or other disposition, directly or indirectly, Voting Units representing more than 50% of the combined voting power of the Company’s then outstanding Voting Units) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding capital stock of the Resulting Entity.

(c) Notwithstanding the foregoing and for the avoidance of doubt, a Chrysler IPO shall not constitute a Change of Control.

10. Adjustment Provisions.

(a) In the event of an adjustment in the capitalization of the Company (including, without limitation, a recapitalization, reorganization, membership interest split, combination of membership interests, merger, consolidation, split-up, spin-off, exchange of equity securities, warrants or rights offering to purchase equity securities at a price substantially below value, or other similar corporate event that affects the equity securities of the Company, including a Change of Control, or an extraordinary membership distribution (other than a regular distribution)), in any case such that, in the Committee’s sole discretion, an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under the Plan to the holders of outstanding Awards, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number of Awards and the number and kind of equity securities or membership interests which thereafter relate to Awards that may be granted under the Plan, (ii) the number of Awards and the number and kind of equity securities or membership interests underlying outstanding Awards, (iii) the factors and manner by which the value of the Units are determined, and (iv) any other affected term or condition of the Plan and/or outstanding Awards (including performance goals, metrics and targets underlying outstanding Awards).

(b) Without limiting the generality of Section 10(a), in the event of a Chrysler IPO, each Restricted Share Unit and Performance Share Unit shall be equitably converted, as determined by the Committee, into restricted stock units and performance share units, as applicable, of the resulting publicly-held company; provided, however, that any settlement of Awards in shares of the Company’s stock shall be subject to Member voting (and any other applicable) requirements of the Operating Agreement.

11. Substitution and Assumption of Awards. The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Company or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate.

12. Forfeiture or Recoupment of Awards. Awards granted under this Plan will be subject to forfeiture or recoupment as required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act of 2002) and any policy of the Company as may apply from time to time.

13. Nontransferability. No Awards granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

14. Taxes. The Company or any affiliate of the Company shall be entitled to withhold, or require the Participant to remit to the Company or such affiliate, the amount of any federal, state, local and foreign tax attributable to any amounts payable under the Plan, after giving notice to the Person entitled to receive such payment, and, to the extent permitted by Code Section 409A, the Company may defer making payment as to any Award, if any such tax is payable, until indemnified to its satisfaction.

15. Duration of the Plan. No Award shall be made under the Plan more than ten years after the date of its adoption by the Board; provided, however, that the terms and conditions applicable to any Award granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the Participant, or such other Person as may then have an interest therein.

16. Amendment and Termination. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award Agreement or the Plan, no such action shall reduce the amount of any existing Award or modify or amend the terms and conditions thereof without the Participant’s consent if such modification or amendment would materially adversely affect the rights of the Participant; provided, however, that the Committee may amend or terminate an Award to comply with changes in applicable law without a Participant’s consent.

The Company shall obtain Member approval of any Plan amendment to the extent necessary to comply with the Operating Agreement and any applicable laws and regulations.

17. Other Provisions.

(a) In the event any Award under this Plan is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion: (i) modify the provisions of the Plan as they pertain to such individuals to comply with applicable foreign law, regulation or accounting rules consistent with the purposes of the Plan; and (ii) cause the Company to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Company for the cost of such equity incentives.

(b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment or service with the Company or any of its Subsidiaries; nor interfere in any way with the Participant’s right or the Company’s or a Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the Participant and the Company or a Subsidiary, as applicable.

(c) In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

(d) Notwithstanding any provision to the contrary, the Company shall have no liability to deliver any Award or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended).

(e) In no event shall a Participant have any rights as a Member.

(f) Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or a Subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such other plan or arrangement.

(g) Nothing in the Plan or any agreement entered into pursuant to the Plan shall be construed as limiting or preventing the Company or any affiliate of the Company from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

18. Governing Law. Subject to Section 17(a) hereof, the Plan and any actions taken in connection herewith shall be governed by and construed in accordance with applicable federal law of the United States of America and, to the extent not pre-empted thereby or inconsistent therewith, the laws of the State of Michigan, United States of America, without regard to any jurisdiction’s conflict of laws principles. BY ACCEPTING ANY AWARD UNDER THE PLAN, THE PARTICIPANT EXPRESSLY AND IRREVOCABLY AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN DETROIT, MICHIGAN OR ANY STATE COURT LOCATED IN OAKLAND COUNTY, MICHIGAN, UNITED STATES OF AMERICA IN RESPECT OF ANY MATTER RELATING THE PLAN THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED IN ACCORDANCE WITH SECTION 19 HEREOF, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING TO COMPEL ARBITRATION OR TO ENFORCE AN ARBITRATION AWARD.

19. Arbitration. Any and every dispute or difference arising under, or in relation to the Plan, including any dispute or difference as to the validity, meaning or effect hereof, shall be finally settled by arbitration in Oakland County, Michigan, United States of America under the Rules of the United States Federal Arbitration Act. The arbitration award shall be final and binding and shall deal with the question of the costs of arbitration and all matters relating thereto. The arbitrator is not empowered to award damages in excess of reasonable actual damages.

20. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish a fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any rights by virtue of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be not greater than the right of an unsecured general creditor of the Company.

21. Code Section 409A. Awards granted under the Plan generally are intended to either be exempt from or comply with Code Section 409A and shall be interpreted accordingly. Notwithstanding any contrary provision of the Plan or any agreement or notice governing any Award, the following provisions shall apply if and to the extent any payment made pursuant to an Award is determined to be “deferred compensation” that is subject to (and not exempt from) Code Section 409A:

(a) Such payment shall comply with Code Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted, and such payment shall be made under such other conditions determined by the Committee that cause such payment, to be in compliance with Code Section 409A.

(b) A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or an Award providing for the payment of any amounts upon or following a Participant’s termination date unless such termination is also a “separation from service” within the meaning of Code Section 409A, applying the default rules thereof.

(c) With respect to any payment that is otherwise payable upon a Participant’s separation from service, in the event the Participant is a “specified employee” (as defined in Code Section 409A), to the extent required by Code Section 409A, any such payment that would otherwise have been payable in the first six months following the Participant’s separation from service date will not be paid to the Participant until the date that is six months and one day following the Participant’s separation from service date (or, if earlier, the Participant’s date of death), with any such deferred payments being paid in a lump sum; provided that, thereafter, the remainder of any such payments shall be payable in accordance with the terms of the Plan or the Award Agreement, as the case may be.

(d) Whenever a payment under the Plan or an Award Agreement specifies a period within which such payment may be made, the actual date of payment within the specified period shall be within the sole discretion of the Committee.

(e) With respect to any payment that is otherwise payable to a Participant upon a Change of Control, no payment shall be made unless such Change of Control constitutes a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A; provided that if such Change of Control does not constitute a “change in the ownership of the corporation”, “a change in effective control of the corporation”, or “a change in the ownership of a substantial portion of the assets of the corporation” within the meaning of Code Section 409A, then the Award for which such payment applies shall still fully vest upon such Change of Control, but shall be payable upon the original schedule contained in the Award Agreement (subject to Section 21(c)). With respect to any payment that is otherwise payable to a Participant upon a disability, then no payment shall be made unless such disability constitutes “disability” within the meaning of Code Section 409A; provided that if such disability does not constitute “disability” within the meaning of Code Section 409A, then the Award for which such payment applies shall still fully vest upon such disability, but shall be payable upon the original schedule contained in the Award Agreement (subject to Section 21(c)).

(f) In no event shall any payment under the Plan that constitutes “deferred compensation” for purposes of Code Section 409A be offset by any other payment pursuant to the Plan or otherwise.

(g) To the extent required under Code Section 409A, (i) any reference herein to the term “Plan” shall mean this Plan and any other plan, agreement, method, program, or other arrangement, with which this Plan is required to be aggregated under Code Section 409A, and (ii) any reference herein to the term “Company” shall mean the Company and all Persons with whom the Company would be considered a single employer under Code Section 414(b) or 414(c).

The Company and its Subsidiaries and affiliates shall have no liability for any tax imposed on a Participant under Code Section 409A, and if any tax is imposed on a Participant, the Participant shall have no recourse against the Company and its Subsidiaries and affiliates for payment of any such tax. Notwithstanding any provisions of this Plan, if any modification of an Award causes an Award that would otherwise be exempt from Code Section 409A to constitute deferred compensation under Code Section 409A, the Committee may rescind such modification in accordance with Code Section 409A; provided, that the Company and its Subsidiaries do not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply.

22. Successors and Assigns. The Plan shall be binding on the Company and all Participants and their respective heirs, executors, agents, trustees, administrators, successors and assigns.

23. Gender, Singular, Plural, Captions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. In addition, the captions of the Sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

24. Effective Date and Applicability. This Plan shall be effective as of February 23, 2012, as adopted by the Committee, and the provisions contained herein shall apply with respect to any and all Awards granted on or after February 23, 2012.